Exhibit 24

February 26, 2009

TO:         Theodore H. Bunting, Jr.
               Robert D. Sloan

Re:          Power of Attorney - 2008 Form 10-K

Entergy Corporation, referred to herein as the Company, will file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2008, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Company and the undersigned persons, in their respective capacities as directors and/or officers of the Company, as specified in Attachment I, do each hereby make, constitute and appoint Theodore H. Bunting, Jr and Robert D. Sloan and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY CORPORATION

By: /s/ J. Wayne Leonard
      J. Wayne Leonard
     Chairman of the Board, Director
     and Chief Executive Officer

/s/ Maureen S. Bateman	/s/ Stuart L. Levenick
Maureen S. Bateman	Stuart L. Levenick
Director	Director

/s/ W. Frank Blount	/s/ James R. Nichols
W. Frank Blount	James R. Nichols
Director	Director

/s/ Simon D. deBree	/s/ William A. Percy, II
Simon D. deBree	William A. Percy, II
Director	Director

/s/ Gary W. Edwards	/s/ W. J. Tauzin
Gary W. Edwards	W. J. "Billy" Tauzin
Director	Director

/s/ Alexis M. Herman	/s/ Steven V. Wilkinson
Alexis M. Herman	Steven V. Wilkinson
Director	Director

/s/ Donald C. Hintz	/s/ Leo P. Denault
Donald C. Hintz	Leo P. Denault
Director	Executive Vice President and Chief Financial Officer

/s/ J. Wayne Leonard
J. Wayne Leonard
Chairman of the Board, Director and Chief Executive Officer

ATTACHMENT I

Entergy Corporation

Chairman of the Board, Director and Chief Executive Officer - J. Wayne Leonard (principal executive officer)

Executive Vice President and Chief Financial Officer - Leo P. Denault (principal financial officer)

Directors - Maureen S. Bateman, W. Frank Blount, Simon D. deBree, Gary W. Edwards, Alexis M. Herman, Donald C. Hintz, J. Wayne Leonard, Stuart L. Levenick, James R. Nichols, William A. Percy, II, W. J. "Billy" Tauzin, and Steven V. Wilkinson

February 26, 2009

TO:          Theodore H. Bunting, Jr.
                Robert D. Sloan

Re:           Power of Attorney - 2008 Form 10-K

Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. and System Energy Resources, Inc. (collectively referred to herein as the Companies) will each file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2008, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Companies and the undersigned persons, in their respective capacities as directors and/or officers of the Companies, as specified in Attachment I, do each hereby make, constitute and appoint Theodore H. Bunting, Jr. and Robert D. Sloan and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY ARKANSAS, INC.
ENTERGY GULF STATES LOUISIANA, L.L.C.
ENTERGY LOUISIANA, LLC
ENTERGY MISSISSIPPI, INC.
ENTERGY NEW ORLEANS, INC.
ENTERGY TEXAS, INC.
SYSTEM ENERGY RESOURCES, INC.

/s/ Hugh T. McDonald	/s/ Joseph F. Domino
HUGH T. MCDONALD Chairman, President, and Chief Executive Officer of Entergy Arkansas, Inc.	JOSEPH F. DOMINO Chairman, President and Chief Executive Officer of Entergy Texas, Inc.

/s/ E. Renae Conley	/s/ Haley R. Fisackerly
E. RENAE CONLEY Chair, President and Chief Executive Officer of Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC	HALEY R. FISACKERLY Chairman, President, and Chief Executive Officer of Entergy Mississippi, Inc.

/s/ Roderick K. West	/s/ Michael R. Kansler
RODERICK K. WEST Chairman, President and Chief Executive Officer of Entergy New Orleans, Inc.	MICHAEL R. KANSLER Chairman, President and Chief Executive Officer of System Energy Resources, Inc.

/s/ E. Renae Conley	/s/ Tracie L. Boutte
E. Renae Conley Director, Chair of the Board, President and Chief Executive Officer of Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC	Tracie L. Boutte Director of Entergy New Orleans, Inc.

/s/ Joseph F. Domino	/s/ Sherri L. Winslow
Joseph F. Domino Director, Chairman of the Board, President and Chief Executive Officer of Entergy Texas, Inc.	Sherri L. Winslow Director of Entergy New Orleans, Inc.

/s/ Hugh T. McDonald	/s/ Leo P. Denault
Hugh T. McDonald Director, Chairman of the Board, President and Chief Executive Officer of Entergy Arkansas, Inc.	Leo P. Denault Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy Texas, Inc., and System Energy Resources, Inc.

/s/ Haley R. Fisackerly	/s/ Mark T. Savoff
Haley R. Fisackerly Director, Chairman of the Board, President and Chief Executive Officer of Entergy Mississippi, Inc.	Mark T. Savoff Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy Texas, Inc.

/s/ Roderick K. West	/s/ Gary J. Taylor
Roderick K. West Director, Chairman, President, and Chief Executive Officer of Entergy New Orleans, Inc.	Gary J. Taylor Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc.

/s/ Michael R. Kansler	/s/ Steven C. McNeal
Michael R. Kansler Director, Chairman of the Board, President and Chief Executive Officer of System Energy Resources, Inc.	Steven C. McNeal Director of System Energy Resources, Inc.

/s/ Wanda C. Curry
Wanda C. Curry Vice President, Chief Financial Officer - Nuclear Operations of System Energy Resources, Inc.

ATTACHMENT I

Entergy Arkansas, Inc.

Chairman of the Board, President and Chief Executive Officer - Hugh T. McDonald (principal executive officer).

Directors - Hugh T. McDonald, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy Gulf States Louisiana, L.L.C.

Chair of the Board, President and Chief Executive Officer - E. Renae Conley (principal executive officer).

Directors - E. Renae Conley, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy Louisiana, LLC

Chair of the Board, President and Chief Executive Officer - E. Renae Conley (principal executive officer).

Directors - E. Renae Conley, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy Mississippi, Inc.

Chairman of the Board, President and Chief Executive Officer - Haley R. Fisackerly (principal executive officer).

Directors - Haley R. Fisackerly, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy New Orleans, Inc.

President, Chairman and Chief Executive Officer - Roderick K. West (principal executive officer).

Directors - Roderick K. West, Tracie L. Boutte, Gary J. Taylor and Sherri L. Winslow

Entergy Texas, Inc.

Chairman of the Board, President and Chief Executive Officer - Joseph F. Domino (principal executive officer).

Directors - Joseph F. Domino, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

System Energy Resources, Inc.

Chairman, President and Chief Executive Officer - Michael R. Kansler (principal executive officer);

Vice President, Chief Financial Officer-Nuclear Operations - Wanda C. Curry (principal financial officer).

Directors - Michael R. Kansler, Leo P. Denault and Steven C. McNeal